Exhibit 99.1

PORT FINANCIAL CORP. REPORTS FIRST QUARTER EPS $.67,
INCLUDING REIT TAX PROVISION OF $.17,
AND QUARTERLY DIVIDEND OF $.20 PER SHARE

Highlights for the quarter ended March 31, 2003:

  Earnings of $.84 per diluted share, excluding the effect of REIT-related state tax provision
  Record mortgage banking revenues of $887,000
  Deposits up $52.3 million from December 31, 2002
  Credit quality remains good

BRIGHTON, MA, April 23, 2003 - Port Financial Corp. (the "Company") (NASDAQ:PORT), the holding company for Cambridgeport Bank (the "Bank"), today reported net income of $3.3 million, or $.67 per diluted share, for the first quarter ended March 31, 2003, compared to $2.8 million or $.55 per share in the first quarter of 2002. As previously reported, the Company's first quarter results included an accrual of $837,000 representing an estimate of the additional state tax liability, including interest, relating to the deduction for dividends received from the Bank's real estate investment trust subsidiary (the "REIT") for the 2001 and 2002 fiscal years. Excluding the effect of this charge, the Company's after-tax income was $4.1 million, or $.84 per diluted share.

The Company also announced a quarterly dividend of $.20 per share, to be paid on May 23, 2003 to shareholders of record as of May 9, 2003.

James B. Keegan, Port's Chairman and Chief Executive Officer commented, "Our Company has again produced outstanding results by focusing on profitable growth in core deposits while maintaining solid asset quality. It is a straightforward strategy that works."

Net interest income was $12.3 million for the first quarter of 2003, up $151,000 from the previous quarter and up $1.7 million, or 16.5%, from the first quarter of 2002. The average balance of earning assets rose $35.2 million in this year's first quarter compared to the previous quarter. Deposit growth during the quarter provided most of the funding for the growth in earning assets. Deposits at March 31, 2003 totaled $1.2 billion, an increase of $52.3 million from December 31, 2002.

Asset quality remained good, with non-performing assets totaling $337,000, or .02% of total assets. The provision for loan losses was $75,000 for the first quarter of this year, unchanged from the previous quarter. At March 31, 2003, the allowance for loan losses represented 1.20% of total loans.

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Total stockholders equity ended the first quarter at $123.9 million, up from $121.1 million at the end of December, 2002, reflecting a $2.3 million increase in retained earnings partially offset by a $641,000 decline in accumulated other comprehensive income.

The measurement of the Company's income exclusive of the loss from the provision for additional state taxes was determined by a method other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company believes that this supplemental information is essential to a proper understanding of its operating results. However, such disclosure should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

On April 17, 2003, Port and Citizens Financial Group, Inc. ("Citizens") entered into an Agreement and Plan of Merger (the "Agreement") by and among Citizens Bank of Massachusetts ("Citizens Bank"), a wholly-owned subsidiary of Citizens, Citizens and Port. Under the terms of the Agreement, Citizens will acquire Port in a cash merger transaction for $54 per share. Pursuant to the Agreement, CambridgePort Bank will become part of Citizens Bank. The acquisition is subject to customary conditions, including shareholder and regulatory approval, and is expected to close in the third quarter of 2003.

The Port Financial Corp. Annual Meeting of Shareholders is scheduled for 9:00 a.m. May 21, 2003 at 1380 Soldiers Field Road, Brighton, MA 02135.

Port Financial Corp. (NASDAQ:PORT) is the holding company for Cambridgeport Bank, a Massachusetts-chartered bank with 11 branches and a telebanking center in the Greater Boston area.

This release may contain forward-looking statements, which may be identified by the use of such words as "believe," "may," "expect," "planned," and "potential." These statements are subject to various factors, which could cause actual results to differ materially. Such factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services. The Company and the Bank do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or the Bank.

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Port Financial Corp.
Consolidated Balance Sheets
	March 31,	December 31,
	2003	2002

ASSETS

Cash and due from banks	$ 12,131	$ 15,406
Other interest bearing cash equivalents	16,186	5,259
Total cash and cash equivalents	28,317	20,665

Certificates of deposit	-	2,262
Investment securities held-to-maturity, at amortized cost
(Fair value of $35,842 in 2003 and $40,610 in 2002)	35,142	39,807
Investment securities available-for-sale, at fair value	590,395	509,504
Federal Home Loan Bank Stock, at cost	11,171	10,196
Savings Bank Life Insurance Stock, at cost	1,934	1,934
Loans held for sale	9,142	13,718
Loans, net	834,863	836,343
Banking premises and equipment, net	22,581	22,843
Accrued interest receivable	6,869	6,074
Other assets	6,076	5,919
Total assets	$1,546,490	$1,469,265

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Demand	$ 58,577	$ 58,159
NOW	136,254	158,748
Regular savings	68,405	64,997
Money market	584,968	512,924
Certificates of deposit less than $100,000	262,363	263,865
Certificates of deposit of $100,000 and over	98,319	97,916
Total Deposits	1,208,886	1,156,609
Mortgagors' escrow payments	4,101	3,919
Federal Home Loan Bank advances	196,636	175,566
Accrued expenses and other liabilities	13,014	12,078
Total liabilities	1,422,637	1,348,172

Stockholders' Equity:
Preferred stock, $ .01 par value -
Authorized - 5,000,000 shares
Issued and outstanding - no shares	-	-
Common stock, $ .01 par value -
Authorized - 30,000,000 shares
Issued - 7,442,818 at March 31, 2003 and
and December 31, 2002; shares outstanding 5,288,101 at
March 31, 2003 and 5,257,164 at December 31, 2002	74	74
Additional paid-in capital	72,337	72,135
Treasury stock, at cost - 2,154,717 shares at March 31, 2003
and 2,185,654 shares at December 31, 2002	(54,581)	(55,365)
Unearned compensation - Recognition and retention plan	(2,500)	(2,538)
Unearned compensation - ESOP
530,919 shares held by the ESOP at March 31, 2003	(6,713)	(6,775)
Retained earnings	104,671	102,356
Accumulated other comprehensive income	10,565	11,206
Total stockholders' equity	123,853	121,093
Total liabilities and stockholders' equity	$1,546,490	$1,469,265

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Port Financial Corp.
Consolidated Statements of Operations
(Dollars In Thousands Except Per Share Amounts)
(Unaudited)
	For Three Months Ended
	March 31	December 31	March 31
	2003	2002	2002

Interest and dividend income:
Interest on loans	$ 14,036	$ 14,531	$ 14,314
Interest and dividends on investment securities	6,518	6,528	4,269
Interest on other cash equivalents	46	57	76
Interest on certificates of deposit	2	35	33
Total interest and dividend income	20,602	21,151	18,692

Interest expense:
Interest on deposits	6,446	7,168	6,695
Interest on borrowed funds	1,851	1,829	1,435
Total interest expense	8,297	8,997	8,130

Net interest income	12,305	12,154	10,562

Provision for loan losses	75	75	300

Noninterest income:
Customer service fees	377	387	326
Gain on sale of investment securities	-	-	72
Mortgage banking revenue	887	792	196
Other income	485	581	520
Total noninterest income	1,749	1,760	1,114

Noninterest expense:
Compensation and employee benefits	4,296	4,263	4,016
Occupancy and equipment expense	957	997	885
Data processing service fees	534	470	575
Marketing and investor relations	300	219	425
Other noninterest expense	1,180	1,065	1,015
Total noninterest expenses	7,267	7,014	6,916
Income before provision for income taxes	6,712	6,825	4,460

Income tax expense:
Provision for income taxes expense	2,615	2,547	1,632
Retroactive assessment related to REIT	837	-	-
Total Income tax expense	3,452	2,547	1,632
Net income	$ 3,260	$ 4,278	$ 2,828

Earnings per share:
Basic	0.71	0.94	0.57
Diluted	0.67	0.89	0.55

Weighted average shares outstanding:
Basic	4,599,994	4,565,487	4,956,737
Diluted	4,879,506	4,833,001	5,184,197

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Port Financial Corp.
Loan Portfolio
(Unaudited)
	March 31,	December 31,
	2003	2002

Real estate loans-
Residential	$464,693	$468,561
Commercial	303,589	292,160
Home equity lines of credit	68,770	76,801
Construction and land	3,945	5,000
Total real estate loans	840,997	842,522

Commercial	1,275	1,078

Consumer	2,677	2,750
Total loans	844,949	846,350

Less-Allowance for loan losses	10,086	10,007
Total loans, net	$834,863	$836,343

Port Financial Corp.
Selected Financial Ratios
(Unaudited)
	For Three Months Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Performance ratios:

Return on equity	11.67%	15.61%	3.82%
Return on average assets	0.89%	1.17%	0.98%
Total non-interest expense to average assets	1.98%	1.92%	2.41%
Yield on earning assets	5.70%	6.01%	6.63%
Cost of interest bearing liabilities	2.58%	2.81%	3.34%
Interest rate spread	3.12%	3.20%	3.29%
Net interest margin	3.47%	3.44%	3.82%

	At March 31,	At December 31,	At March 31,
	2003	2002	2002
Capital and asset quality data:	(Dollars in Thousands)

Book value per share	$ 24.14	$ 24.04	$ 22.12
Total equity to total assets	8.01%	8.24%	9.69%
Non-performing assets	$ 337	$ 361	$ 549
Non-performing assets as a percent of
total assets	0.02%	0.02%	0.04%
Allowance for loan losses as a percent of
total loans	1.20%	1.18%	1.16%

	For the quarter ended	For the quarter ended	For the quarter ended
	March 31, 2003	December 31, 2002	March 31, 2002
Average balance sheet:	(Dollars in Thousands)

Interest bearing cash equivalents	$ 19,104	$ 18,744	$ 21,192
Investment securities	560,035	519,203	286,334
Loans, net	848,394	853,953	804,453
Total assets	1,485,699	1,448,731	1,165,446
Interest-bearing deposits	1,118,790	1,095,327	867,638
Borrowings	185,020	174,530	117,761
Stockholders' equity	113,657	109,109	118,514

Banking offices at end of period	11	11	10

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